Exhibit 99.1

FaZe Holdings Inc. Reports Second Quarter 2022 Financial Results

LOS ANGELES, August 15, 2022 – FaZe Holdings Inc. (Nasdaq: FAZE) (“FaZe” or the “Company”), the lifestyle and media platform rooted in gaming and youth culture, today filed its financial results for the second quarter ended June 30, 2022 with the SEC. Summary financial results are included with this press release.

Recent Business Highlights

•	Strong momentum with second quarter sales of $18.8 million, an increase of 22% year-over-year and a new quarterly record

•	Listed on Nasdaq under the symbol FAZE through a SPAC deal raising $57.8 million in net proceeds

•	Appointed Zach Katz to new role of President and Chief Operating Officer

•	Launched “FaZe Subs” ghost kitchen brand in partnership with DoorDash

•	Welcomed new members FaZe Deestroying, FaZe Ronaldo, FaZe Proze and FaZe Shanks to FaZe Clan; their combined total social media following exceeds 18 million

•	Announced ‘1ON1’ series with the National Football League (“NFL”), featuring FaZe Deestroying taking his multi-stage competitions to several cities during NFL preseason

•	Introduced FaZe Clan Buffalo Chicken flavor Pizza Rolls with Totino’s

•	Expanded into gaming products in collaboration with Ducky and released merchandise collaborations with Disney, Naruto Shippuden and Lyrical Lemonade

•	Announced new partnerships with GHOST, Current and RESPAWN

•	Launched first-of-its-kind reality competition FaZe1 with over 750 million impressions across platforms and over 39 million minutes watched for FaZe1: The Warehouse and Road to FaZe 1

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The FaZe Clan Counter-Strike: Global Offensive team won the PGL Antwerp Major, IEM Cologne, IEM Katowice, and ESL Pro League Season 15 all within the first half of the year – breaking viewership records, and winning millions of dollars in prize earnings

“With our entry into the public markets now behind us, FaZe is focused on monetizing across our four verticals: sponsorships, content, merchandise and esports,” said Lee Trink, Chief Executive Officer of FaZe. “We are building business momentum into the second half of the year and we are working to launch new business initiatives, particularly in the creator economy and Web3.”

Second Quarter Financial Results

Revenues for the second quarter were $18.8 million, an increase of 22% from the prior-year second quarter and up 19% from $15.8 million in the 2022 first quarter. The increase in revenue was primarily driven by effective scaling and growth of our business through our various revenue streams, chiefly brand sponsorships and esports. FaZe reported an Adjusted EBITDA loss of ($4.1) million in the second quarter, compared with ($6.2) million in the year-ago second quarter.1 Adjusted EBITDA loss reflects Company investments in leadership personnel and marketing costs to drive its growth strategy.

On July 19, 2022, FaZe completed its merger with B. Riley Principal Merger Corp. and became a publicly traded company. FaZe received aggregate net proceeds of $57.8 million in the transaction and as of that date had $61 million in cash on its balance sheet. The Company has no long-term debt obligations.

[1]

Adjusted EBITDA is a non-GAAP financial measure. See “Non-GAAP Reconciliation” for our definition of, and additional information about, Adjusted EBITDA and for reconciliation to net loss, the most directly comparable U.S. GAAP financial measure.

Earnings Webcast Information

FaZe Holdings Inc. will host a webcast and Q&A session today at 2:00 p.m. Pacific Time to discuss the Company’s second quarter financial results. The webcast of the conference call can be accessed as follows:

Event: FaZe Holdings Inc Second Quarter 2022 Earnings Conference Call

Date: Monday, August 15, 2022

Time: 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time)

Webcast: https://events.q4inc.com/attendee/243466355

Toll Free Dial-In: 1 (888) 440-6928

Toll Dial-In: 1 (646) 960-0328

Dial-In Conference ID: 1341513

An archived webcast of the conference call will also be accessible on FaZe Holdings Inc.’s Investor Relations page, https://investor.fazeclan.com.

About FaZe Holdings Inc.

FaZe Holdings Inc. (Nasdaq: FAZE) is a digital-native lifestyle and media platform rooted in gaming and youth culture, reimagining traditional entertainment for the next generation. Founded in 2010 by a group of kids on the internet, FaZe Clan was created for and by Gen Z and Millennials, and today operates across multiple verticals with transformative content, tier-one brand partnerships, a collective of notable talent, and fashion and consumer products. Reaching over 500 million followers across social platforms globally, FaZe Clan delivers a wide variety of entertainment spanning video blogs, lifestyle and branded content, gaming highlights and live streams of highly competitive gaming tournaments. FaZe Clan’s roster of more than 85 influential personalities consists of engaging content creators, esports professionals, world-class gamers and a mix of talent who go beyond the world of gaming, including NFL star Kyler “FaZe K1” Murray, Lebron “FaZe Bronny” James Jr., Lil Yachty aka “FaZe Boat,” Offset aka “FaZe Offset” and Snoop Dogg aka “FaZe Snoop.” Its gaming division includes 11 competitive esports teams who have won 35 world championships. For more information, visit www.fazeclan.com, investor.fazeclan.com and follow FaZe Clan on Twitter, Instagram, YouTube, TikTok, and Twitch. The content of any website referenced or hyperlinked in this communication is neither incorporated into, nor part of, this communication.

Forward Looking Statements

The information in this communication includes “forward-looking statements” pursuant to the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. All statements, other than statements of present or historical fact included in this communication, regarding the company’s strategy, future operations and financial performance, estimated financial position, estimated revenue and losses, projections of market opportunity and market share, projected costs, prospects, plans and objectives of management are forward-looking statements. These forward-looking statements generally are identified by the words “budget,” “could,” “forecast,” “future,” “might,” “outlook,” “plan,” “possible,” “potential,” “predict,” “project,” “seem,” “seek,” “strive,” “would,” “should,” “may,” “believe,” “intend,” “expects,” “will,” “projected,” “continue,” “increase,” and/or similar expressions that concern strategy, plans or intentions, but the absence of these words does not mean that a statement is not forward-looking. Such statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are based on the management’s belief or interpretation of information currently available.

These forward-looking statements are based on various assumptions, whether or not identified herein, and on the current expectations of management and are not predictions of actual performance. Because forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions, whether or not identified in this communication, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Many factors could cause actual results and condition (financial or otherwise) to differ materially from those indicated in the forward-looking statements. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of the company. Forward-looking statements speak only as of the date they are made. While FaZe may elect to update these forward-looking statements at some point in the future, FaZe specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing FaZe’s assessments as of any date subsequent to the date of this communication. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Contacts

Investors

ir@fazeclan.com

Media

chelsey.northern@fazeclan.com

NON-GAAP RECONCILIATION

This earnings release includes adjusted EBITDA, which is a non-GAAP measure that we use to supplement our results presented in accordance with U.S. GAAP. Adjusted EBITDA is defined as net loss before share-based compensation expense, exited activities expense, foreign currency gains and losses, interest expense, provision for income taxes, depreciation and amortization, and impairment of content assets. Adjusted EBITDA is used by the FaZe board and management as a key factor in determining the quality of our earnings (loss).

Adjusted EBITDA is a performance measure that we believe is useful to investors and analysts because it illustrates the underlying financial and business trends relating to our core, recurring results of operations and enhances comparability between periods.

Adjusted EBITDA is not a recognized measure under U.S. GAAP and is not intended to be a substitute for any U.S. GAAP financial measure and, as calculated, may not be comparable to other similarly titled measures of performance of other companies in other industries or within the same industry. Investors should exercise caution in comparing our non-GAAP measure to any similarly titled measure used by other companies. This non-GAAP measure excludes certain items required by U.S. GAAP and should not be considered as alternatives to information reported in accordance with U.S. GAAP.

The table below presents our adjusted EBITDA, reconciled to our net loss, the most directly comparable U.S. GAAP financial measure, for the periods indicated.

	Three months ended June 30,
(in thousands)	2022	2021
Net Loss	$(9,323)	$(7,633)
Adjusted for:
Share-based compensation expense	1,509	—
Foreign exchange loss	—	—
Interest expense	2,181	1,214
Provision for income tax	—	—
Impairment of content assets	1,073	—
Depreciation and amortization	427	212

Adjusted EBITDA	$(4,133)	$(6,207)

While not included in the adjustments above, management also removes certain expenses for internal reporting purposes, as they are unpredictable and not considered core to our operations. These expense adjustments that are utilized for internal reporting purposes include expenses related to legal settlements, legal fees outside of the ordinary course of business, and severance. For the three months ended June 30, 2022, and 2021, legal settlements totaled $0 million and $0 million, legal fees outside of the ordinary course of business totaled $0 million and $0.7 million, and severance expenses totaled $0 million and $0.1 million, respectively.